EXHIBIT 10.1

                                TABLE OF CONTENTS



1.   Fundamental Lease Providers .....................................   1

2.   Premises ........................................................   1

3.   Term ............................................................   2

4.   Base Rent .......................................................   3

5.   Percentage Rent .................................................   3

6.   Condition of Improvements .......................................   6

7.   Parking and Common Areas ........................................   6

8.   Operating Costs and Taxes .......................................   6

9.   Security Deposit ................................................   9

10.  Use .............................................................   9

11.  Compliance With Law .............................................   11

12.  Alterations and Additions .......................................   12

13.  Repairs .........................................................   12

14.  Liens ...........................................................   13

15.  Assignment and Subletting .......................................   13

16.  Hold Harmless ...................................................   16

17.  Insurance .......................................................   16

18.  Utilities .......................................................   17

19.  Personal Property Taxes .........................................   17

20.  Competitive Business ............................................   17

21.  Holding Over ....................................................   18

22.  Entry By Landlord ...............................................   18

23.  Tenant's Default ................................................   18

24.  Default By Landlord .............................................   22

25.  Reconstruction ..................................................   22

26.  Eminent Domain ..................................................   25

27.  Signs ...........................................................   25

28.  Displays ........................................................   25

29.  Auctions ........................................................   25

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30.  Surrender of Premises ...........................................   26

31.  Relocation ......................................................   26

32.  Sale of Premises By Landlord; Exculpation .......................   27

33.  Subordination ...................................................   27

34.  Tenant's Offset Statements ......................................   28

35.  Authority of Tenant .............................................   28

36.  Brokers .........................................................   28

37.  Merchant's Association ..........................................   28

38.  General Provisions ..............................................   29

                        Exhibit "A"       Site Plan

                        Exhibit "B"       Legal Description of Shopping Center

                        Exhibit "C"       Construction Exhibit

                        Exhibit "D"       Confirmation of Commencement Date

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This Lease, dated as of this 24 day of April, 1995, is made by and between
JOSEPH A SORCI and ELDIVA SORCI (herein called "Landlord") and FIRST NATIONAL BANK OF DALY CITY (herein called "Tenant")

1.    FUNDAMENTAL LEASE PROVISIONS

      (a)   Trade Name - DBA:             FIRST NATIONAL BANK OF DALY CITY
      210 EUREKA SQUARE, PACIFICA, CA 94044

      (b)   Guarantor:                  CORP OFFICERS: M.R. WYMAN, PRES. & E.
      PATRICK RYAN, VICE PRES.

      (c)   Use of Premises:                    BANKING

      (d)   Term of Lease:                   60 MONTHS + TWO 5-YEAR OPTIONS

      (e)   Commencement                        JANUARY 1, 1995

      (f)   Expiration:                         DECEMBER 31, 1999

      (g)   Size of Premises:                   Approximately 3,000 SQUARE FEET

      (h)   Base Rent:

                        Period                        Amount
                        ------                        ------

            A.    01-01-95 TO 12-31-95                      $3,400.00
                                                      ---------------
            B.    01-01-96 TO 12-31-96                      $3,500.00
                                                      ---------------
            C.    01-01-97 TO 12-31-97                      $3,600.00
                                                      ---------------
            D.    01-01-98 TO 12-31-98                      $3,700.00
                                                      ---------------
            E.    01-01-99 TO 12-31-99                      $3,800.00
                                                      ---------------

      (i)   Percentage Rent:  none percent (0%) of Gross Sales (less Base Rent)

      (j)   Security Deposit  none

      (k)   Merchant's Association or Marketing Fund:  $25.00 per month

      (l)   Radius Restriction:  -0-

      (m)   Notices to Tenant:   245 El Camino Real, Daly City CA, 94017

2.    PREMISES

      (a) Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain space (herein called "Premises"), containing approximately the area set forth in Section 1(g) of this Lease. The location and dimensions of said Premises are delineated and cross-batched on the site plan attached hereto as Exhibit "A". Said Premises are located in the City of Pacifica, County of San Mateo, State of California, and are part of

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            the Shopping Center (the "Shopping Center") commonly known as Eureka
            Square Shopping Center, at the northeast corner of Oceana Boulevard and Eureka Drive in Pacifica, California, as legally described in Exhibit "B." Copies of the aforesaid Exhibits "A" and "B" are attached hereto, incorporated herein, and by this reference made a part of this Lease. Landlord makes no representation or warranties of any kind or nature as to the size, location, or time of construction of any of the structures (other than the Premises) shown on Exhibit "A". It is understood and agreed upon that the depiction of the Shopping Center, and the location of the Premises in the Shopping Center as shown on Exhibit "A" hereof, are subject to change. Any such change shall not invalidate this Lease, and the depiction and location of the Premises shall be deemed to have been expressly modified and amended herein in accordance with such changes.

      (b) Landlord hereby reserves the right at any time, and from lime to time to make alterations or additions to the Premises, to build additional stores on the building in which the Premises are contained, and to build adjoining the same, and to install, maintain, use, repair and replace, pipes, ducts, conduits and wires, leading through, under and over the Premises, in locations serving other parts of the Shopping Center, from time to time, to make alterations thereof or additions thereto, to build additional stores on any such building or buildings, to build adjoining same, and to construct doubledeck, subterranean or elevated parking facilities.

3.    TERM

      (a) The term of this Lease shall be for a period specified in Section 1(d) hereof, commencing on the date (herein referred to as the "Commencement Date") specified in Section l(e) constructed or unfinished improvements, the date of the occurrence of either of the following events, whichever shall first occur:

            (1) Thirty (30) days after the date Landlord notified Tenant in writing that the Premises are ready for occupancy or should have been ready for occupancy as provided in Section 3(e) hereof. The Premises shall be deemed ready for occupancy when all work of construction or improvement required hereunder on the part of Landlord in connection therewith, if any, has been substantially complete, and the Premises are in such condition as to permit Tenant to enter thereon for the purpose of installing therein Tenant's trade fixtures and equipment; or

            (2) Upon the date Tenant actually commences to do business in, upon or from the Premises.

      (b) If the Commencement Date is other than the first day of a calendar month, said Lease term shall be computed from the first day of the calendar month next succeeding the Commencement Date.

      (c) When the Commencement Date is not specified in Section 1(e) hereof, and, as a consequence, has been determined as hereinabove set forth, the parties shall execute a written memorandum in the form attached hereto as Exhibit "D" expressly confirming said Commencement Date and the expiration date of the term, and such memorandum shall thereupon be deemed attached hereto incorporated herein, and by this reference made a part of this Lease.

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      (d)   The work required to be performed by Landlord under the terms and provisions of this Lease in order to make the Premises ready for occupancy, if any, depends in whole or in part upon work to be performed in connection therewith by Tenant. Then, in such event, the Premises shall be "ready for occupancy" on the date they would have been ready for occupancy a Tenant had performed the work required of Tenant in a diligent and timely manner and in accordance with the schedule for the performance of such work established by Landlord's architect. The determination by Landlord's architect as to the date the Premises are "ready for occupancy" taking into consideration delays, if any, caused by Tenant, as aforesaid, shall be conclusive upon the parties hereto.

      (e) Notwithstanding the Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Leasee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee; provided, however, that it Lessor shall not have delivered possession of the Premises within one-hundred eighty
            (180) days from said Commencement Date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force and effect. If for any reason whatsoever, the term of this Lease shall not have commenced on or before two (2) years after the date hereof, this Lease shall thereupon be and become entirely canceled, and of no further force and effect

4.    BASE RENT

      (a) Base Rent Subject to increases as set forth in Section 4(b), Tenant agrees to pay the Landlord as rent for Tenant's use of the Premises and Tenant's rights hereunder ("Base Rent"), without notice or demand, the sum set forth in Section 1(h) hereof, which Base Rent shall be paid, in advance, on or before the first day of each and every successive calendar month during the term hereof, except that the first month's rent shall be paid upon the execution hereof. Rent for any period which is for less than one (1) month shall be a prorated portion of the monthly installment herein based upon a thirty (30) day month Said rental shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America and at such place as Landlord may from time to time designate in writing.

      (b) Periodic Rent Increase The Base Rent payable hereunder by Tenant to Landlord shall be increased during the term hereof in increments as set forth in Section 1(h) hereof. No delay or failure by Landlord to enforce this provision or any part thereof as to Tenant, or to enforce similar or dissimilar provisions in other leases in use as to any other tenants in the Shopping Center, shall be deemed to be a waiver hereof, or prevent any subsequent or other enforcement hereof.

5.    PERCENTAGE RENT

      (a)   Percentage Rent
            In addition to the Base Rent set forth in Section 4, Tenant shall pay to Landlord, at the times and in the manner herein set forth, Percentage Rent equal to the percentage set forth

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            in Section 1(i) hereof times Tenant's Gross Sales (as the term
            "Gross Sales" is herein defined), minus the Base Rent.

      (b)   Time and Manner of Payment
            Percentage Rent shall be paid on or before the fifteenth(15th) day of each calendar month during the term (including the calendar month next succeeding the last month of the term hereof), and shall be determined on the basis of a written statement, signed and certified by Tenant or an officer of Tenant as being true and correct, setting forth the amount of Tenant's Gross Sales during the calendar month immediately preceding. Monthly Percentage Rent shall be the product of the percentage set forth in Section 1(i) times the Gross Sales from the Premises for such month, minus the Base Rent paid for such month (but in no event less than zero). Within thirty (30) days after the end of each Lease Year during the term (including the thirty-day period next succeeding the end of the last Lease Year of the term hereof), Tenant shall deliver to Landlord a written statement, signed and certified by a certified public accountant to be true and correct, setting forth the total amount of Tenant's Gross Sales made during the immediately preceding Lease Year, and the Percentage Rent paid for such year shall be adjusted to a lease yearly basis (including a proportionate adjustment for Lease Years that are shorter than 12 months) and Tenant agrees to pay Landlord, and Landlord agrees to credit Tenant, such amount as may be necessary to effectuate such adjustment. It is agreed that the computation of the Percentage Rent shall be made separately for each Lease Year throughout the term of this Lease, without regard to Tenant's Gross Sales or Percentage Rent in any other Lease Year.

      (c)   Gross Sales
            The term "Gross Sales" as used herein means the total amount in dollars of the actual sales price, whether for cash or credit or partly for cash and partly for credit, of all sales of merchandise and services and all other receipts of business sales of merchandise and services and all other receipts of business conducted in or from the Premises, including all mail or telephone orders received or filled at the Premises, and including all deposits not refunded to purchasers, orders taken (although said orders may be filled elsewhere), receipts from any coin operated machines, and sales by any subleasee, concessionaire or licensee or otherwise in said Premises. No deduction shall be allowed for uncollected and uncollectible credit accounts. Gross Sales shall not, however, include any sums collected and paid out for any sales or excise tax imposed by any duly constituted governmental authority, nor shall it include the exchange of merchandise between authority or the exchange of merchandise between the stores of Tenant, if any, where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has theretofore been made at, originated in or from the Premises, or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made at, in or from the Premises, nor any amount of returns to shippers or manufacturers, nor the amount of any cash or credit refunds made upon any sale where the merchandise sold or some part thereof, is thereafter returned by the merchandise sold or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures which are not a part of Tenant's stock in trade, nor receipts from sales of lottery tickets. Any "Gross Sales" resulting from Tenant's sale of California State Lottery Tickets shall be treated in the manner set forth in Section 5(d) hereof. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payment from its customers.

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      (d)   Lottery Rent
            Should Tenant sell California State Lottery tickets from the Premises, in addition to Base Rent and Percentage Rent, Tenant shall pay Landlord, as additional rent, one and one-half percent (1 1/2 %) of the gross revenue from sales of lottery tickets sold in, on or from the Premises ("Lottery Rent"). Said payment shall be made to Landlord monthly, within ten (10) days after the end of each calendar month. Tenant's monthly payment of Lottery Rent shall be accompanied by a statement signed by Tenant setting forth the amount of Tenant's Gross Sales of lottery tickets from the Premises or the preceding month, and attaching a copy of the customary monthly or weekly reports furnished to the California State Lottery commission or such other agency to which such reports are required to be made.

      (e)   Maintenance of Records
            Tenant shall install upon the Premises a cash register equipped with a cumulative totaling device which shall be sealed and a daily continuous tape on which all Gross Sales shall be recorded and imprinted. Tenant shall keep in the Premises a permanent accurate set of books and records of all Sales of merchandise and all revenue derived from business conducted in the Premises during each day of the term hereof, and all supporting records, including excise tax, business and occupation tax and gross income tax reports; and such pertinent records will be kept, retained and preserved for al least three (3) years after the expiration date of each Lease Year. Tenant shall keep, retain and preserve for at least three (3) years after the expiration of each Lease Year all original cash register tapes, sales records and sales slips or sales checks and any other pertinent original sales. records. All such records, including sales tax reports and excise tax reports, shall be open to inspection and audit of Landlord and its agents at all reasonable times during ordinary business hours.

      (f)   Audit or Reports
            In the event Landlord is not satisfied with any statement submitted by Tenant, Landlord shall have the rights to make a special audit, by auditors selected by Landlord, of the books and records of Tenant its subtenants, concessionaires and licensees, hereinbefore required to be kept and preserved. Landlord's right to examine Tenant's books and records and those of its subtenants, concessionaires and licensees, as hereinbefore set forth, or to make an audit thereof in respect to any monthly or annual statement for such monthly or full lease year period, shall be available to Landlord only for a period of three (3) years after the applicable monthly or annual statements for such periods shall have been furnished to Landlord. If such audit shall show a deficiency in percentage rent for the period covered, the amount thereof together with interest thereon shall be paid promptly by Tenant; if such audit shall show percentage rent to have been overpaid, the excess shall be applied on any amounts then due to Landlord by Tenant, and the balance, if any, shall be credited to Tenant's next payment or Base Rent. If any such statement is round to be incorrect to an extent of more than one percent (1%) over the figures submitted by Tenant. Tenant shall pay for such special audit and if such special audit verifies Tenant's statements to be correct or to vary not more than one percent (1%) over the figures submitted by Tenant, the expense of such audit shall be borne by Landlord. The provisions of Sections 5(e) and 5(f) hereof shall apply in all respects to partial Lease Years.

      (g)   Lease Year Defined
            For the purpose of this Lease, a "Lease Year" shall be taken to mean each consecutive twelve-month period commencing January 1 and ending on December 31, provided.

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            however, should the commencement date occur on a date other than
            January 1, the first Lease Year shall be the period between the commencement date and the next succeeding December 31, and the last Lease Year shall be the period between the last January 1st of the term and ending at the end of the term hereof.

6.    CONDITION OF IMPROVEMENTS

      Landlord has furnished to Tenant the building shell and the items set forth in Exhibit "C," entitled "Construction Exhibit." attached hereto and hereby made a part hereof. Except as therein provided, all interior, nonstructural improvements to the Premises, including fixturization and other work on the front or interior of the Premises, shall be performed by Tenant at Tenant's sole cost and expense, and shall be performed in accordance with Exhibit "C." Tenant acknowledges that it is accepting the Premises in their "as-is" condition and that Landlord is not furnishing any improvements, alterations, or additions to the Premises other than those set forth in Exhibit "C" hereto. By entry hereunder. Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair.

7.    PARKING  AND COMMON AREAS

      Landlord covenants that an area approximately equal to the common and parking areas as shown on the attached Exhibit "A" shall be at all times available for the non-exclusive use of Tenant during the full term of this Lease or any extension of the term hereof, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of ally or all of such common and parking areas shall not constitute a violation of this covenant. Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of such parking area The Landlord shall keep said automobile parking and common areas in a neat, clean and orderly condition and shall repair any damage to the facilities thereof, but all expenses in connection with said automobile parking and common areas shall be charged to Tenant and prorated in the manner set forth in Section 8 hereof. So long as Tenant is riot in default hereunder, Tenant, for the use and benefit of Tenant and its customers, shall have the non-exclusive right in common with Landlord. and other present and future owners, tenants and their customers, to use said common and parking areas during the entire term of this Lease, or any extension thereof, for ingress and egress, and automobile parking; provided, however, that Tenant shall not be permitted use of parking areas for employee parking. Tenant, in this use of said common and parking areas, agrees to comply with such reasonable roles, regulations and charges for parking as the Landlord may adopt from time to lime for the orderly and proper operation of said common and parking areas. Such rules may include but shall not be limited to the regulation of the removal, storage aid disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant.

8.    OPERATING COSTS AND TAXES

      (a)   Operating Costs and Taxes
            There shall be payable as additional rent during the term of this Lease an amount equal to Tenant's proportional share of the combined amount of Landlord's "Property Tax Costs" and Landlord's "Operating Costs" (both as hereinafter defined) for each calendar year. For purposes of this Section 8(a), the following definitions shall be applicable: (i) "Property tax Costs" shall be the total of all real and personal property taxes, assessments, license fees, commercial rental taxes, liens, penalties or "in lieu" real property taxes (as defined in power to tax, including any city, county, state and federal government. and any fire protection, police, sidewalk and road maintenance, refuse removal, school,

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            agricultural. lighting, drainage and other improvement district thereof). As against any legal or equitable interest of Landlord in the Premises or in the building of which the Premises are a part. or the Shopping Center and its common areas (including land, building, improvements and personalty), as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises, any tax increases arising out of a change of ownership of the Premises or the Shopping Center, and any and all reasonable costs, including legal fees, incurred in contesting such taxes or in seeking a reduction in such taxes; (ii) "Operating Costs" shall be the total of all costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, repair and replacement of the Premises (including the roof and building shell), the building of which the Premises are a part, other Shopping Center improvements, and the parking and common areas of the Shopping Center (including land, building, improvements and personalty) including but not limited to maintenance contracts, water and sewage charges, insurance premiums, utilities, janitorial services, labor, supplies, materials, equipment, tools, repairs, replacements, resurfacing, repainting, re-striping, cleaning. sweeping, janitorial, replanting, re-landscaping, directional signs and markers, car stops, security lighting and other utilities. reasonable deprecation on expenditures for items customarily allocable to Landlord's capital account (excluding capital expenditures for structural items which are customarily part of original construction), and expenditures for owned machinery and equipment used in connection therewith, professional services, a management fee equal to fifteen percent (15%) of all the foregoing Operating Costs to cover Landlord's administrative and overhead costs, and adequate public liability and property damage insurance on all improvements in the therewith, professional services, a management fee equal to fifteen percent (159b) of all the foregoing Operating Costs to cover Landlord's administrative and overhead costs, and adequate public liability and property damage insurance on all improvements in the Shopping Center and the common and parking areas, in an amount to be determined by Landlord, and all other things necessary in Landlord's sole and absolute discretion for the operation and maintenance in a state of good and sanitary order, condition and repair Depreciation on machinery and equipment shall be computed over a period of at least five (5) years on a straight line basis, and depreciation on motor vehicles shall be computed over a period of al least three (3) years on a straight line basis. Al arty time hereafter, Landlord shall have the right to select and license or lease to any person, firm or corporation the operation and maintenance of the common and parking areas on such terms and conditions and for such time as Landlord shall, in its sole judgment, deem reasonable and proper. Any such lease, license agreement, or contract shall require the lessee, licensee or operator to be bound by and to perform all of the obligations of Landlord relative to the maintenance and operation of the Shopping Center, and shall make the lessee, licensee or operator responsible to Tenant and all other tenants in the Shopping Center. In the event this Lease shall commence or terminate on any date other than the last day of a calendar year, the additional rent payable hereunder by Tenant for the calendar year in which this I ease commences or terminates shall be prorated on the ratio that the number of days of the lease term falling within said calendar years bears to 365 days Tenant's proportionate share of Landlord's property tax costs and operating costs shall be determined by dividing the total area of the Premises by the total leasable area of retail floor space in the Shopping Center, and multiplying said quotient by the total property tax costs and operating costs for the Shopping Center.

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      (b)   Payment Procedure
            On or before the first day of April of each calendar year, Landlord shall furnish to Tenant a written notice advising Tenant of the total "Property Tax Costs" and "Operating Costs" for the immediately preceding calendar year of portion thereof and Tenant's share of such costs as provided in Section 8(a). On the first occasion when Tenant is so notified of Tenant's share of such costs for the preceding year, Tenant shall pay to Landlord the full amount of such costs within ten (10) days after such written notice, together with the amount of such costs incurred for each calendar month during the then current calendar year, including the calendar month in which the written notice described in this Section 8(b) is received by Tenant. The amount due for each calendar month during the then current calendar year shall be a fraction, the numerator being one
            (1) and the denominator being the number of months (any partial month being considered a full month for purposes of this Section 8(b) during the preceding calendar year in which Tenant Occupied the Premises Commencing with the next monthly installment of rent payable by Tenant after such notice, Tenant shall, together with each of the next twelve (12) monthly installments of rent, pay to Landlord as an estimate of the current year's anticipated costs, an amount equal to Tenant's share of the costs for the preceding year prorated to a monthly amount based on the portion of the term falling within the immediately preceding calendar year. Thereafter the same procedure shall be followed as of the first day of April of each succeeding year except that after the first year in which Tenant is required to pay such costs, Tenant shall be required to pay to Landlord within ten (10) days after such annual notice only the difference between the total amount of the costs payable by Tenant for the preceding calendar year and the total of the twelve monthly estimated amounts theretofore paid by Tenant. If for any calendar year the amount of the costs payable by Tenant shaft be less than the total of the twelve monthly estimated amounts paid by Tenant as aforesaid, then the difference shall, at Landlord's option, either be refunded by Landlord to Tenant or deducted from the next installment or installments of rent due hereunder. The failure of Landlord in any year to supply to Tenant the written notice, above provided, shall not constitute a waiver by Landlord of its right to collect Tenant's share of the costs for the preceding calendar year No delay or failure by Landlord to enforce this
            Section 8(b), or any part thereof as to Tenant, or to enforce similar or dissimilar provisions in other leases in use as to any other tenant in this Shopping Center, shall be deemed to be a waiver hereof, or prevent any subsequent or other enforcement hereof. All costs payable by Tenant hereunder shall constitute additional rent, and upon Tenant's failure to pay such amounts, Landlord shall have the same rights and remedies as otherwise provided in this lease for the failure of Tenant to pay rent.

      (c)   In Lieu Real Property Taxes
            If at any time during the term of this Lease, any authority having the power to tax, including without limitation any Federal, State, County, City government or any political subdivision thereof, hereinafter collectively referred to as "taxing authority" for purposes of this paragraph only, shall alter the methods and/or standards of taxation and assessment, hereinafter referred to as the "tax plan" for purposes of this article only, against the legal or equitable interests of Landlord in the Premises or the remainder of the Shopping Center or the underlying realty, in whole or in part, so as to impose a tax plan in lieu of or in addition to the tax plan in existence as of the date of this Lease, such taxes or assessments based upon such other tax plan, including without limitation: (i) a tax, assessment, excise, surcharge, fee, levy, penalty, bond or similar imposition, hereinafter collectively referred to as "impositions, of this Section only, on Landlord's right to rental or other income from the Premises or as against Landlord's business of leasing the Premises; (ii) any impositions in substitution or in lieu, partially or totally, of any impositions assessed upon real property prior to any such alteration in the tax plan (iii) any impositions allocable to or measured by the area of the Premises or the rental payable hereunder, including without limitation any impositions levied by any taxing authority with respect to the receipt of such rental or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) any impositions upon the Lease transaction or any document to which Tenant is a party which creates or transfers any interest or estate in or to the Premises; or (v) any special, unforeseen or extraordinary impositions however described, shall be considered as "property tax costs" for the purposes of this Lease, excluding, however, all general income taxes, gift taxes, inheritance taxes and estate taxes.

9.    SECURITY DEPOSIT

       Concurrently with Tenant's execution of this Lease Tenant has deposited with Landlord a sum equivalent to the sum set forth in Section 1j) hereof. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent Landlord may (but shall not be required to) use, apply, or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default. If any portion of said deposit is so used or applied Tenant shall, within five
       (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If the monthly Base Rent shall, from time to time, increase during the time of this Lease, Tenant shall, within five (5) days after written demand therefor, deposit with Landlord additional security so that the amount of security deposit held by Landlord shall at all times bear the same proportion to current Base Rent as Section 1(h) Landlord shall not be required to keep this security deposit separate from its general funds. and tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be credited against rent and other charges then unpaid, and the balance shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in Interest.

10.   Use

      (a)   Use
            Tenant shall use the Premises solely for the purpose of conducting the retail business described in Section I(c) of this Lease, and under the trade name set forth in Section 1(a) of this Lease Tenant shall not use, or permit the Premises to be used, for any other purpose or under any other trade name, whatsoever.

      (b)   Rule and Regulations
            Tenant shall at all times during the term of this Lease, at its sole cost and expense:

                  1. Furnish, install and maintain in the Premises all of Tenant's merchandise, furniture, trade fixtures, and equipment (which, together with Tenant's leasehold improvements, are referred to herein as "Tenant's Properly") necessary for the operation of Tenant's business;

                  2. Maintain the Premises in a clean, neat, sanitary and orderly condition, it being understood that no use shall be made or permitted of the Premises, the common and parking areas, or any part thereof, nor any acts done, which will violate, make inoperative, or increase the existing rate of any insurance policy at any time held by or in any way for the benefit of Landlord pursuant to any provision of this Lease;

                  3. Tenant shall not sell, or suffer or permit to be kept, used or sold in, upon or about the Premises any gasoline, distillate or other petroleum products or any other substance or material of an explosive, inflammable, noxious, toxic, caustic or radiological nature which may endanger any part of the Premises or its occupants, business patrons or invitees, or present any unusual fire, explosion or other damaging or dangerous hazard or possibility of contamination;

                  4. Refrain from committing or suffering to be committed any strip of waste upon, or any unlawful, improper or offensive use of, the Premises, or any public or private nuisance or act or thing which may disturb the quiet enjoyment of any other tenant, concessionaire, licensee or occupant of the Shopping Center or the customers or business invitees thereof;

                  5. Keep all merchandise display windows in the Premises suitably lighted during such hours as Landlord may reasonably require, including periods other than or in addition to the business hours of Tenant:

                  6. Refrain from dumping, disposal, reduction, incineration or other burning of any trash, papers, refuse or garbage in or about the Premises or the common and parking areas;

                  7. Store all trash and garbage within the Premises in metal containers so located as not to be visible to customers and business invitees in the Shopping Center and so as not to create or permit any health or fire hazard, and arrange for the regular removal thereof;

                  8. Refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or lodging rooms;

                  9. Refrain from keeping, displaying or selling any merchandise or any object outside the interior of the premises, or on any portion of any sidewalks, walkway or other portion of the parking and common area except during special sales promotions

                  10. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Shopping Center, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises Tenant shall not commit allow to be committed any waste in, or upon the Premises;

                  11. Tenant shall not permit any of Tenant's servants, employees, agents or sublessees, to park any vehicles in the common and parking areas of the Shopping Center. In the event of any violation of the immediately preceding sentence, Tenant shall pay to Landlord a penalty of twenty dollars ($20.00) per day per violation.

In addition to the foregoing, Tenant shall at all times during the term hereof comply with all the reasonable rules and regulations which Landlord may at any time or from time to time establish concerning the use of the Premises and common and parking areas for shipping, receiving, loading and unloading merchandise; provided, however, that any such rule or regulation so made shall not be inconsistent with any part of this Lease, shall not unreasonably interfere with Tenant's use and enjoyment of the Premises, and shall be enforced without discrimination among tenants similarly affected.

      (c)   Prohibited Operations
            No use or operation will be made, conducted or permitted on or with respect to all or any parts of the Shopping Center, which use or operation is obnoxious to or out of harmony with the operations of a first-class shopping center, including (but not limited to) the following: any noise or sound that is objectionable due to intermittence, beat, frequency, shrillness or loudness; any obnoxious odor; any warehouse (but any area for the storage of goods intended to be sold at any retail establishment in the Shopping Center shall not be deemed to be a warehouse), assembly, manufacture or distillation and "second hand" store, Army, Navy or Government "surplus" store, or a store commonly referred to as a "discount house, any trailer court, labor camp, junk yard, stock yard, or animal raising (other than pet shop); any drilling for and/or removal of subsurface substances; and any fire or bankruptcy sale or auction house operation.

      (d)   Continuous Operation
            Tenant expressly covenants to, and it is of the essence of this Lease that Tenant shall open for business on the Commencement Date (as herein defined), and shall continuously and uninterruptedly throughout the term hereof keep the Premises open for business during all hours established by the Landlord for the Shopping Center and, at Tenant's option, during any additional hours. In the event the hours during which the Shopping Center is legally permitted to be open for business are regulated by any authority claiming jurisdiction, then Landlord shall be the sole judge of which hours and days shall be the Shopping Center business hours. Tenant further agrees that all such times it shall have upon the Premises a sufficient number of employees and a sufficient stock of merchandise adequately to serve the patrons thereof, and will in general employ its best judgment, efforts and abilities to produce the maximum volume of sales from the Premises.

11.   Compliance with Law

      Tenant shall not use the Premises, or permit anything to be done in or about the Premises or the common and parking areas, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and

      Governmental rules, regulations and requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupant of the Premises, excluding structural charges rot related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

12.   Alterations and Additions

      Tenant shall not make or allow to be made any alterations, additions, or improvements to the Premises or any part thereof (except non-structural and non-systemic, i.e., HVAC, plumbing or electrical, interior alterations costing no more than $2,500 in any calendar year) without first obtaining the written consent of Landlord, which consent shall not unreasonably be withheld. Any alterations, additions or improvements to or of said Premises including, but not limited to, wall coverings, paneling and built-in cabinet work (but excepting movable furniture and trade fixtures), shall upon expiration or sooner termination of the Lease become a pad of the realty and belong to the Landlord and shall be surrendered with the Premises All alterations and additions to the Premises shall conform to applicable local building, health, and safety codes, and Tenant shall obtain all necessary and applicable building permits prior to commencement of construction. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the term, at Tenant's sole cost and expense, repair any damage to the Premises caused by such removal.

13.   REPAIRS

      (a)   Tenant's Responsibilities
            Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord's obligations) including without limitation, the maintenance, replacement and repair of any storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring and conduits, heating and air conditioning system (when there is an air conditioning system). Tenant shall obtain a service contract for repairs and maintenance contract to conform to the requirements under the warranty, if any, on said system. If this Lease covers premises in which food is prepared, sold or consumed, Tenant covenants regularly to inspect and maintain in good order and repair all grease traps, vent hoods and pans, to provide a minimum monthly cleaning of all hood filters and grease traps by a contractor approved by Landlord in writing. All vent hoods are to be equipped with a UL approved automatic extinguisher system satisfactory to Landlord's architect. Any damage to adjacent premises caused by Tenant's use of the Premises shall be repaired by Tenant at the sole cost of Tenant.

      (b)   Landlord's Responsibility
            Notwithstanding the provisions of Section 13(a) hereinabove, Landlord shall repair and maintain the structural portions of the building of which the Premises are a part, including the exterior walls and roof, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, invitees, or any damage caused by breaking and entering, in which case

            Tenant shall reimburse Landlord for the actual cost of such maintenance and repairs. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance, unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 25 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury or interference with Tenant's business arising from the making of any repairs alterations or improvements in or to any portion of the Shopping Center or the Premises, or in or to fixtures, appurtenances and equipment therein. tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

14.   LIENS

      Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sale cost and expense, a lien and completion bond in an amount equal to one and one- half (1 1/2) limes the estimated cost of any improvements, additions or alterations in the Premises which the Tenant desires to make, to insure Landlords against any liability for mechanics' or materialmen's liens and to insure completion of the work. If Tenant desires to contest any claim of lien, it shall within fifteen (15) days after the filing of the lien for record, furnish Landlord with cash security in the amount of the claim of lien, plus estimated costs and interest, or shall furnish Landlord with a bond of a discharge of the lien. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining and filing a bond conditioned upon the discharge of such lien, in the event Tenant fails or refuses to furnish the same within said fifteen (15) day period Immediately upon entry of final judgment in any such action in which Tenant contests any such claim of lien, any pad thereof, and within fifteen (15) days after the filing of any lien for record which Tenant does not contest, Tenant shall fully pay and discharge such judgment or lien, as the case may be, and Tenant shall reimburse Landlord upon demand for any and all loss, damage and expense, including reasonable attorneys' fees, which Landlord may suffer or be put to by reason thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from satisfying any such judgment or lien, as the case may be, in the event Tenant fails or refuses to satisfy the same as herein provided.

15.   ASSIGNMENT AND SUBLETTING

      (a)   Limitations
            Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, to allow any other person (employees, agents, servants and invitees of Tenant excepted), to occupy or use the said Premises, or any portion thereof, without first obtaining the written consent of Landlord. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be consent to any subsequent assignment, subletting, occupation or use by another person. Consent to any such assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under the terms of this Lease.

      (b)   Reimbursement
            In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall reimburse Landlord is reasonable attorneys' fees, not to exceed Five Hundred and No/100ths ($500.00) Dollars, incurred in connection with the processing of documents necessary to effectuate the same in accordance with this Lease.

      (c)   No Unreasonable Withholding of Consent
            Landlord shall not unreasonably withhold its consent to an assignment or subletting for a permitted use and under the same trade name as provided in Section 1(c). The foregoing Is not intended to imply any waiver of Landlord's reservation of the absolute right to disapprove assignments of subleases for uses that diner in any material respect from the use expressly permitted in Section l(c) of this Lease, or of Landlord's right to withhold consent on any other commercially reasonable basis. In determining whether or not to consent to the proposed assignment or subleasing, Landlord may consider, among other factors, the experience and business reputation for the proposed sublease or assignee in operating a business for the use set forth in Section l(c), whether the existing level of sales volume is likely to be sustained by the prospective assignee or subtenant, whether Landlord's consent will result in a breach of any other lease or agreement to which Landlord is a party affecting the Shopping Center, the effect on the "tenant mix" or "balance" in the Shopping Center that Landlord is trying to maintain or to achieve, and whether the proposed sublessee or assignee has a net worth equal to or greater than Tenant. If Landlord does not consent to Tenant's assignment or subleasing of all or any portion of the Premises, the Base Rent set forth in
            Section 1(h) of this Lease shall be deemed to be changed to equal the sum of the Base Rent plus one-twelfth (1112) the Percentage Rent required to be paid by Tenant pursuant to this Lease during the twelve (12) month period immediately preceding such assignment or subletting. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting. The acceptance of rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Lease, or to be a consent to any assignment, subletting or other transfer, or to be a release of Tenant from any obligation under this Lease Each assignee or subtenant shall jointly assume all obligations of the Tenant under this Lease, and shall be and remain liable jointly with Tenant for the payment of rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless such assignee or sublessee shall deliver to Landlord a counterpart of such assignment or sublease (and any related collateral agreements) and an instrument in recordable form which contains a covenant of assumption by the assignee or sublessee. Such an instrument of assumption shall not waive, release or discharge the assignee or sublessee from its liability. If Tenant is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease. If Tenant is a corporation, unless Tenant is a public corporation, viz., whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any dissolution, merger, consolidation, or other reorganization of Tenant or sale or other transfer of a percentage of capital stock of Tenant which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease.

      (d)   Assignment as a Result of Tenant's Bankruptcy
            (i) In the event this Lease is assigned to any person or entity pursuant to provisions of the Bankruptcy Code, 11 USC 1101, et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord; (ii) If Tenant, pursuant to this Lease, proposes to assign the same pursuant to the provision of the Bankruptcy Code, any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) the assurances referred to in Section 365 (b)(3) of the Bankruptcy Code, shall be given to the Landlord by the Tenant no later than twenty (20) days after receipt of such offer by the Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona tide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid such person for the assignment of this Lease; (iii) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption; (iv) The following factors may be considered by the Landlord as necessary in order to Determine whether or not the proposed assignee has furnished Landlord with adequate assurances of its ability to perform the obligations of this Lease:

                  1.    The adequacy of a security deposit.

                  2. Net worth and other financial elements of the proposed assignee.

                  3. Demonstration that percentage rent will not decline substantially and that assumption or assignment will not disrupt substantially the tenant mix or balance in the Shopping Center;

            (v) It is hereby acknowledged that this is a lease within a shopping center within the meaning of Section 365(b)(3) of the Bankruptcy Code; (vi) In the event Landlord rejects the proposed assignee, the rights and obligations of the parties hereto shall continue to be governed by the terms of this Lease, and Tenant shall have all the rights of a Tenant under applicable California law.

      (e)   Effect of Violation
            Any purported assignment, mortgage, pledge, hypothecation, encumbrance, subletting or license of this Lease, the leasehold estate hereby created, or the Premises or any portion thereof, either voluntarily or involuntarily, whether by operation of law or otherwise, or any other action by Tenant in violation of the restrictions set forth in this Section, shall be null and void and shall, at the option of Landlord, terminate this Lease.

16.   HOLD HARMLESS

      Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises, common and parking areas, or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by the Tenant in or about the Premises, common and parking areas, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all costs, attorneys' fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, common and parking areas and Tenant hereby waives all claims in respect thereof against Landlord, except for personal injuries caused solely by Landlord's negligence. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

17.   INSURANCE

      (a)   Liability Insurance
            Tenant agrees, at Tenant's sole cost and expense, to procure and maintain throughout the term of this Lease, a policy or policies of insurance insuring Landlord and Tenant from all claims, demands or actions for injury to or death of any person or persons, howsoever occasioned, and property damage, with liability limits of not less that $2,000,000 combined single limit per occurrence for personal Injury or death and/or property damage claims made by or on behalf of any person or persons, firm or corporation arising from, related to, or made by or on behalf of any person or persons, firm or corporation arising from, related to or connected with the conduct and operation of Tenant's business in the Shopping Center Landlord may require Tenant to increase said insurance liability limit, not more than once per Lease Year, as reasonably necessary Landlord (and at Landlord's option. any other persons, firms, or corporations designated by Landlord) shall be named as an additional insured on any such policy of insurance Tenant shall carry like coverage against loss or damage by boiler or internal explosion by boilers, if there is a boiler in the Premises Said insurance shall not be subject to cancellation except after at least ten days' prior written notice to Landlord, and the policy or policies, or duly executed certificates for the same, together with satisfactory evidence of the payment of the premiums thereon, shall be deposited with Landlord at the commencement of the term and any renewals thereof not less than thirty (30) days prior to the expiration of the term of such coverage if Tenant fails to comply with such requirement, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay to Landlord the premium cost thereof upon demand, together with interest at the maximum legal rate on all sums advanced by Landlord, plus a 25% handling charge.

      (b)   Property insurance
            Tenant agrees to procure and maintain fire and extended coverage insurance in an amount equal to at least one hundred percent (100%) of the replacement cost of Tenant's furniture, fixtures, merchandise, inventory, signs, equipment and personal property located in, on or about the Premises. Tenant does hereby agree that is shall not make any claim against or see to recover from Landlord any loss or damage to its property or the property of others, resulting from any hazard insurable against by such policy

      (c)   Generally
            If Tenant shall fail to procure and maintain any of the above described insurance coverage, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. All insurance required hereunder shall be in companies rated AAA or better in Best's Insurance Reports. Tenant shall deliver to Landlord, poor to right of entry, copies of policies of liability and property damage insurance required herein of certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancellable or subject to reduction of coverage, except upon thirty
            (30) days prior written notice to Landlord. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

      (d)   Subrogation
            Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.


18.   UTILITIES

      Tenant shall pay for all water, gas, heat, light, power, sewer charges, telephone service and all other services and utilities supplied to the Premises, together with any taxes thereon. If any such serviced are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charged jointly metered with other premises

19.   PERSONAL PROPERTY

      Tenant shall pay, or cause to be paid, before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

20.   COMPETITIVE BUSINESS

      Tenant agrees that if Tenant or Tenant's franchiser or licensor, either directly or indirectly, as an individual or as a member of a partnership or as a stockholder, director, officer or employee of a corporation, or pursuant to a franchise or license agreement, owns, operates, manages or engages in any similar or competing business within the radius set forth in Paragraph 1(l), Tenant's gross sales (as the term "gross sales" is defined herein) in, upon or from said similar or competing business shall be added to, included in and deemed to be a part of Tenant's gross sales hereunder, and the same shall be computed and accounted for to Landlord in the same manner herein provided for the computation and accounting of Tenant's gross sales in, upon or from the Premises.

21.   HOLDING OVER

      If Tenant remains in possession of the premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a monthly rental in the amount of twice the last monthly Base Rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

22.   ENTRY BY LANDLORD

      Landlord reserves and shall have the right, at any and all limes during the customary business hours, to enter the Premises to inspect the same, to submit said Premises to prospective purchasers of tenants, to post notices of non-responsibility, to repair the Premises and any portion of the Shopping Center of which the Premises are a part that Landlord may deem necessary and desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be unreasonably blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages, or for any injury or inconvenience to or interference with Tenant's business, or for any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes. Landlord shall at all times have and retain key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

23.   TENANT'S DEFAULT

      (a) Any of the following events shall constitute a default under this Lease by Tenant:

            (i) Failure by Tenant to make any payment of rent or other payment required by this Lease when the same is due, and the continuance of such failure for a period of three (3) days after written notice thereof from Landlord to Tenant;

            (ii) The vacating (except as may be necessary to facilitate the reoccupancy of the Premises for a permitted use pursuant to an assignment or subletting authorized under the terms hereof) or the abandoning (which is deemed to include absence from the Premises for more than ten (10) days while in default of any material provision of this Lease) of the Premises by Tenant;

            (iii) Except as expressly permitted under this Lease, any attempted conveyance, assignment, mortgage or subletting of this Lease;

            (iv) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law related to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the taking of any action at the corporate or partnership level by Tenant to authorize any of the foregoing actions on behalf of Tenant; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease unless possession is restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's interest in this Lease, where such seizure is not discharged within thirty
                  (30) days;

            (v) The failure by Tenant to observe or perform any material covenant, condition, or provision in this Lease not already specifically mentioned in this Section 23(a), where such failure continues for thirty (30) days after written notice from Landlord notifying Tenant of such failure; provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion.

      (b) In the event of any default by Tenant, Landlord may promptly or at any lime thereafter, upon notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breech:

            (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

                  (A) The worth at the time of award of the unpaid rent which had been earned at the time of termination:

                  (B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                  (C) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss the Tenant proves can reasonably be avoided; and

                  (D) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease of which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting (including advertising), brokerage commissions and fees, costs of putting the Premises in good order, condition and repair, including necessary renovation and alteration or the Premises, reasonable attorneys' fees, court costs, all costs for maintaining the Premises, all costs incurred in the appointment of and performance by a receiver to protect the Premises or Landlord's interest under the Lease, and any other cost.

The "worth at the time of award" of the amounts referred to in subsections (A) and (B) above shall be computed by allowing interest at the rate of twelve percent (12%) per annum. The "worth at the time of award" of the amount referred to in subsection (C) above shall be computed by discounting such amount at one
(1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award; or

            (ii) Pursue any other remedy now or hereafter available to Landlord under the laws judicial decisions of the State of California.

      (c) Even though Tenant has breached this Lease and abandoned the Premises, at Landlord's option this lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies hereunder, including the right of recover rent as it comes due under this Lease, and in such event Landlord will permit Tenant to sublet the Premises or to assign his interest in the Lease, or both, with the consent of Landlord, which consent will not unreasonably be withheld provided the proposed assignee or sublessee is reasonably satisfactory to Landlord as to credit and will occupy the Premises for the same purposes specified herein, and such tenancy is not inconsistent with Landlord's commitments to other tenants in the Building. For purposes of this subsection (c), the following shall not constitute a termination of Tenant's right to possession: (i) acts of maintenance or preservation or efforts to relet the Premises; or (ii) the appointment of a receiver under the initiative of Landlord to protect Landlord's interest under this Lease.

      (d) Should Landlord at any time terminate this Lease for any default, breach or failure of Tenant hereunder, then, in addition to any other rights or remedies available to Landlord hereunder or by law provided, Landlord may have and recover from Tenant all damages Landlord may incur by reason of such default, breach or failure including, without limitation, damages for loss of Percentage Rent determined in accordance with Section 23(e) hereof, all costs of recovering possession, all costs and expenses of any re-letting including, without limitation all costs alterations and repairs, dividing and subdividing, of the Premises in connection therewith, all brokerage commissions or other similar expenses of Landlord in connection with such re-letting, or, at the option of Landlord, Landlord may have and recover from Tenant the worth at the time of termination of this Lease, of the excess, if any, of the total Base Rent and Percentage Rent and other charges reserved in this Lease for the remainder of the ten hereof, over the then reasonable rental value of the Premises for the same period, all of which amounts, including attorneys' fees of Landlord, shall be immediately due and payable by Tenant to Landlord.

      (e) Should Landlord at any time terminate this Lease for any default, breach or failure of Tenant to satisfy its obligations, hereunder, the rent for each month of the balance of the Lease term hereof shall be deemed to be an amount equal to the average (computed on and adjusted to a monthly basis) of the total Base Rent, Percentage Rent and other charges paid or payable by Tenant to Landlord hereunder annually during the three (3) full Lease Years immediately preceding the date of the default. It is agreed that, if there shall rot have been three (3) full Lease Years immediately preceding the date of default, it would be impracticable or extremely difficult to prove what amount of Percentage Rent hereunder would have been paid or payable hereunder by Tenant throughout the balance of the term of this Lease if Tenant had not defaulted, and no other remedy would be adequate, convenient or feasible. Accordingly, the parties agree that, in such event, the amount of the Percentage Rent which would have been paid or payable by Tenant each month throughout the term of this Lease if Tenant had not defaulted shall be whichever of the following sums is the greater:

            (i)   A sum equal to twenty-five percent (25%) of the Base Rent, or

            (ii) An amount equal to the average, computed on and adjusted to a monthly basis, of the total Percentage Rentals paid by Tenant from the period from the Commencement Date to the date of default.

      (f) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other charges due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any charge due from Tenant is not received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, at Landlord's election and upon Landlord's demand, Tenant shall pay to Landlord a late charge equal to fifteen percent (15%) of such overdue amount, and in such event the parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. No late charge may be imposed more than once for the same late rental payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted to it hereunder.

      (g)   In the event of the occurrence of any of the events specified in
            Section 23(a)(iv), if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, neither Tenant, as debtor-in- possession, nor any trustee or other person (hereinafter collectively called the "Assuming Tenant") shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant cures or provides adequate assurance that the latter will promptly cure any existing default under this Lease and will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate correction or bonding of any non-monetary default; and "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant and the foregoing provision has a material part of the consideration for this Lease.

      (h) All covenants and agreements to be performed by Tenant under any of the terms of the Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving any rights of Landlord or releasing Tenant from any obligations of Tenant hereunder, make such payment or perform such other ad at Tenant's cost. All sums so paid by Landlord and all such necessary incidental costs together with interest thereon from the date of such payment by Landlord in connection with the performance of any such payment by Landlord in connection with the performance of any such act by Landlord shall be considered rent hereunder. Except as otherwise in this Lease expressly provided, such rent shall be payable to Landlord on demand, or at the option I Landlord, in such installments as Landlord may elect and may be added to any other rent then due or thereafter becoming due under this Lease, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of any other rent due hereunder.

24.   DEFAULT BY LANDLORD

      (a) Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation: provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default in Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion, in no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages.

      (b) Should Landlord fail to observe or perform any of the covenants or conditions contained in the Lease, Tenant shall give written notice to all beneficiaries of deeds of trust recorded against the real property of which the Premises are a part, setting forth the nature of Landlord's default. Such lenders shall have a reasonable period of time to cure the default and perform any act which may be necessary to prevent the forfeiture of the rights of Landlord under this Lease and a termination of this Lease as if the payments and acts were performed by Landlord instead of by the lenders. If the lenders cannot reasonably lake the action required to cure Landlord's default without foreclosing Landlord's interest and being in possession of the Building, the time within which the default must be cured to avoid a termination of forfeiture of the Lease shall be extended to include the period of time required for such lenders to obtain possession and to effect a cure with due diligence if such lender gives Tenant a written agreement to cure the default. In the absence of title lenders' express written consent, such an agreement by the lenders shall not be considered an assumption by the lenders of Landlord's other obligations under the Lease and Landlord shall remain solely liable for the performance of all terms, covenants and conditions of the Lease both prior and subsequent to the lenders' exercise of any right to cure or waiver of a breach or default under the r7ote, deed of trust, or any other instrument given as security.

25.   RECONSTRUCTION

      (a) If, at any time after the execution of this Lease, the Premises, or any portion thereof, should be damaged or destroyed by any casualty insured under any fire and extended coverage insurance policy or policies, the following provisions shall govern the rights and obligations of Landlord and Tenant:

            (i) If such damage or destruction occurs during the last two (2) years of the term of this Lease and is to the extent of twenty-five percent (25%) or more of the then current actual cash value of the improvements so damaged (whether or not

                  Tenant elects to pay for such repair or restoration), either party may elect to terminate this Lease by giving at least fifteen (15) days written notice of its said election to the other patty, such notice to be given within thirty (30) days after the date of such damage or destruction. If neither party shall so elect to terminate this Lease, the parties shall repair, reconstruct or restore the Premises in accordance with the provisions of subparagraph (iii), below.

            (ii) Irrespective of the extent of such damage or destruction, if the proceeds received or to be received by Landlord by reason of such damage or destruction under any such fire and extended coverage insurance policy or policies fire and extended coverage insurance policy or policies required on the part of the Landlord to be maintained hereunder are, in the judgment of Landlord, inadequate to repair, construct or restore the shell and structural portions of the Premises to the condition in which the shell and structural portions of the Premises were immediately prior to such damage or destruction (unless Tenant elects to reimburse Landlord for such deficiency), Landlord may elect to terminate this Lease by giving at least fifteen (15) days written notice of its said election to Tenant, such notice to be given within thirty (30) days after Landlord ascertains that such proceeds are inadequate for that purpose. If Landlord shall not so elect to terminate this Lease, then Landlord shall repair, reconstruct or restore the shell and structural portions of the Premises in accordance with the provisions of subparagraph (iii), below The repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. Tenant understands that Landlord will not carry insurance of any kind of Tenant's interior, nonstructural improvements, storefront, furniture, furnishings, fixtures, equipment or other personal property, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

      (b) If at any time after the execution of this Lease the improvements on the Premises or any portion thereof should be damaged or destroyed by any casualty not required on the part of the Landlord to be insured against hereunder, and the cost of repair exceeds one month's Base Rent, then Landlord may, but shall have no obligations to, elect and repair, reconstruct or restore the Premises after any such damage or destruction thereto by giving at least fifteen (15) day; written notice of its said election to Tenant. such notice to be given within thirty (30) days after the date of such damage or destruction if Landlord elects to repair, reconstruct or restore the Premises after such damage or destruction thereto, or if the cost of repair is less than one month's Base Rent, or if Tenant shall, within fifteen (15) days after the date of the casualty, deliver written notice to Landlord that Tenant agrees to pay in advance all funds necessary for the repair of the damaged improvements this Lease shall continue in full force and effect (except as otherwise herein provided) and Landlord shall promptly commence and with due diligence complete the repair, reconstruction or restoration of the Premises so far as practicable to the condition to which the Premises were immediately prior to such damage or destruction. If Landlord fails to make such election, then this Lease shall be deemed terminated as of the date of such damage or destruction, and all amounts paid or payable by Tenant to Landlord shall, where applicable, be prorated between Landlord and Tenant.

      (c) In the event Landlord elects or is required hereunder to repair, reconstruct, or restore the shell and structural portions of the Premises after any damage of destruction thereto, Tenant shall, at its own expense, as soon as reasonably practicable replace or fully repair, reconstruct or restore its interior leasehold improvements, exterior signs, storefront, merchandise and Tenant's Property Landlord's obligation under this
            Section 25 shall, however, in no event exceed the scope of the work that was done by Landlord in the original construction and improvement of the Premises, nor shall Landlord be required to expend sums therefor in excess of such damage or destruction. Tenant shall have no interest in or claim to any portion of the proceeds of any insurance maintained by Landlord hereunder.

      (d) Tenant agrees at all times after any damage to or destruction of the improvements on the Premises, or any portion thereof, to continue the operation of its business therein to the extent practicable from the standpoint of good business, and in the event Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of the Section 25, Tenant shall not be entitled to any damages by reason of inconvenience or loss sustained by Tenant as a result thereof. Unless the damage or destruction is caused by the negligence of Tenant, or ifs employees or agents, during the period commencing with the date of any such damage or destruction which Landlord is required or elects hereunder to repair, reconstruct or restore, and ending with the completion of such repairs, reconstruction or restoration, or through the date of termination of this Lease, as the case may be, the Base Rent shall be proportionately abated in an amount equal to the proportion thereof which the number of square feet of gross floor area in the Premises rendered untenantable thereby bears to the total number of square feet of gross floor area in the Premises immediately prior to such damage or destruction. The full amount of said Base Rent and all other charges shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration. Except as expressly hereinabove any rental or other charge payable on the part of Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same.

      (e) Notwithstanding any destruction or damage to the Premises or the Shopping Center, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 25. Notwithstanding anything to the contrary contained in this Section 25, should Landlord be delayed or prevented from repairing or restoring said damaged Premises for one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, the Landlord and the Tenant shall each have the right to terminate this Lease, effective upon thirty (30) days poor written notice, so long as said damaged Premises shall still have not substantially been repaired or restored.

      (f) Notwithstanding anything provided herein to the contrary, if the Shopping Center or any part thereof (not necessarily including the Premises) is damaged or destroyed by casualty (insured or uninsured) to the extent that the cost of restoring the damaged portions exceeds fifteen percent (15%) of the replacement cost of all "Landlord Improvements" comprising the Shopping Center, Landlord may elect to terminate this Lease by giving at least fifteen (15) days notice of its said election to Tenant, such notice to be given within thirty (30) days after the date of such damage or destruction. For the purposes hereof, "Landlord improvements" shall mean any and all improvements comprising the Shopping Center, other than interior, nonstructural improvements furnished by tenants of the Shopping Center.

      (g) In the event this Lease is terminated under any of the provisions of this Article 25, such termination shall become effective at the time and in accordance with the respective provisions herein contained for the termination of this Lease; provided, however, that all tenants and other charged on the part of Tenant to be paid hereunder shall be prorated and paid either as of the date of such damage or destruction, or as of the date Tenant ceases doing business in, upon or from the Premises, whichever last occurs

      (h) Tenant hereby waives the provisions of Section 1932(s) and Section 1933(4) of the California Civil code or any other law which may hereafter be in force during the term of this Lease which authorizes the termination of the Lease upon the partial or complete destruction of the Premises.

26.   EMINENT DOMAIN

      If more that twenty-five percent (25%) of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days written notice. If more than twenty-five percent (25%) of the Premises are taken and neither party elects to terminate as herein provided, or if less than twenty-five percent (25%) of the Premises are taken, the Lease shall continue but the Base Rent thereafter to be paid shall be equitably reduced. If more than fifteen percent (15%) of the Shopping Center, the common and parking areas, or the building of which the Premises are a part may be so taken or appropriated, Landlord shall within sixty (60) days of said taking have the right, at its option, to terminate this Lease upon written notice to Tenant. In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given (except for any separately stated award for Tenant's personal property, goodwill or moving expenses), and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease

27.   SIGNS

      Tenant shall not affix or maintain any signs upon the Premises or the building in which the Premises are located, except in accordance with the sign criteria established by Landlord. Tenant shall erect one sign on the front of the Premises, not later than the date Tenant opens for business, in accordance with the sign criteria promulgated by Landlord Furthermore, all signs to be installed by Tenant shall conform to the style of the other signs in the Shopping Center, and shall conform to applicable local government codes.

28.   DISPLAYS

      The Tenant may not display or sell merchandise or allow grocery carts or other similar devices within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of the Premises. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices, or use in or about the Premises any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

29.   AUCTIONS

      Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditor; or pursuant to any bankruptcy or other insolvency proceeding.

30.   SURRENDER OF PREMISES

      Upon the expiration or sooner termination of the term of this Lease (and whenever reference is made to the term of this Lease or the term hereof, such reference shall include any extension or renewal of the term of this Lease), if Tenant has fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, but not otherwise, Tenant shall, at its sole costs and expense, remove from the Premises its interior and exterior signs and all of its moveable trade fixtures and equipment, Tenant's Property, and such other items Tenant has installed or placed on the Premises, and Tenant shall repair all damage thereto resulting from such removal. Tenant shall thereupon surrender the Premises, broom clean, in good condition and repair, reasonable wear and tear (including damage thereto which Tenant is not required to repair) excepted. If Tenant has not fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, Tenant shall nevertheless remove Tenant's Property from the Premises in the manner aforesaid within fifteen (15) days after receipt of written direction to do so from Landlord. Notwithstanding the foregoing, Tenant shall remove the floor coverings in the Premises only if directed to do so by Landlord in which event it shall do so, and shall repair all damage to the Premises resulting from such removal. In the event Tenant shall fail to remove any of Tenant's Property or floor coverings as provided herein, Landlord may, but is not obligated to, at Tenant's expense and with interest, remove all Tenant's Property and floor coverings not so removed and repair all damage to the Premises resulting from such removal and may, but is not obligated to, at Tenant's expense, store the same in any public or private warehouse, and Landlord shall have no liability to Tenant for any loss or damage to Tenant's Property or floor coverings caused by or resulting from such removal or otherwise.

31.   RELOCATION

      During the term, Landlord shall have the right, at any time, upon at least thirty (30) days prior written notice to Tenant, to relocate the Tenant to other space in the Shopping Center, which new space shall have at least ninety-five percent (95%) of the square footage set forth in Section 1(g) hereof. Notwithstanding the foregoing, should the term have less than one
      (1) year remaining as of the effective date of relocation set forth in said notice, and should Landlord and Tenant be unable after a good faith effort to reach agreement on the terms of a renewal or extension of this Lease, Tenant shall have the option to terminate this Lease as of the effective date of relocation, provided such notice is given in writing to Landlord within thirty (30) days after the date of Landlord's notice. Absent such termination, Tenant shall, not later than the date specified in Landlord's notice, vacate and surrender the Premises, relocate to the new premises, and prepare the new premises for occupancy in substantially the same manner and condition of the Premises. Upon the request of Landlord, Tenant shall execute a supplemental agreement specifying the location of the new premises and the new Base Rent to be payable pursuant to this Lease. The "Base Rent, "property tax costs and "operating costs" payable under this Lease shall be the same on a "per square foot" basis, except that they shall be adjusted based upon the differential, if any, in the size of the old Premises and the new premises. Landlord shall reimburse Tenant for the actual expenses of moving Tenant's trade fixtures and merchandise from the Premises to the new space, upon written receipt of written verification of payment by Tenant. Except as hereinafter provided, all other expenses incurred by Tenant as a consequence of such move shall be absorbed by Tenant. Within thirty (30) days after the date Tenant shall have completed renovation of the new premises and opened for business. Landlord shall reimburse Tenant for the unamortized cost of the leasehold improvements made by Tenant to the old Premises, based upon cost or costs as set forth in an affidavit to be submitted to Landlord, assuming a useful life of 10 years, and accelerated amortization at the rate of 150%, and subject to Landlord's inspection of Tenant's books as set forth below. In the event Tenant shall have amortized the cost of said improvements

      (or any parts or components thereof) for tax purposes based on either a shorter useful life or at a more accelerated rate, then such life or rate shall prevail. Landlord shall not be required to reimburse Tenant for any fixtures, inventory or items of personal property which pursuant to the terms of this Lease may be removed by Tenant al the end of the term. Landlord shall have the right to inspect such of Tenant's books and records as Landlord may reasonably request in order to verify the amount which Landlord is required to pay pursuant to this Section.

32.   sale of the Premises by LAndlorD; ECULPATION

      In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any ad, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or subsequent sale of the Premises shall be deemed, without any further agreement between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease, and Tenant agrees to attorn to Land lord's successor(s)-in-interest. Tenant agrees to look solely to Landlord's interest in the Premises and the real property of which it is a part (or the proceeds thereof) for the satisfaction of any remedy of Tenant, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises.

33.   SUBORDINATION

      Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any conditions, renewals, extensions, or replacements thereof, now or hereafter placed, charged or enforced against the Landlord's interest in this Lease and the leasehold estate thereby created, the Premises or the land, building or improvements included therein or of which the Premises are a part, and deliver (but without the cost to Tenant) at any time and from time to time upon demand by Landlord such documents as may be required to effectuate such subordination, and in the event that Tenant shall fail, neglect or refuse to execute and deliver any such document within ten (10) days after receipt of written notice so to do and the receipt by Tenant of the document to be executed by it, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant, provided, however, that Tenant shall not be required to effectuate such subordination, nor shall Landlord be authorized to effect such subordination on behalf of Tenant, unless the mortgagee or beneficiary named in such mortgage, deed of trust of other encumbrance shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants or conditions of this Lease on the part of Tenant to be kept and performed, that Tenant's quiet enjoyment of the Premises will not be disturbed or interfered with, by any trustee's sale or by any action or proceeding to foreclose said mortgage, deed of trust or other encumbrance. In the event that the mortgage or beneficiary of any such mortgage or deed of trust elects to have this Lease a prior lien to its mortgage or deed of trust, then and in such event upon such mortgage or beneficiary giving written notice to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust whether this Lease is dated or recorded prior or subsequent to the date of recordation of such mortgage or deed of trust.

34.   TENANT'S OFFSET STATEMENTS

      Tenant shall at any time and from time to time, upon rot less than ten
      (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing, certifying to such matters as Landlord may reasonably request, including (a) that this Lease is unmodified and is in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part or the Landlord hereunder, or specifying such defaults if any are claimed, and
      (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon a prospective purchaser or encumbrancer of all or any portion of the Shopping Center of which the Premises are a part.

35.   AUTHORITY OF TENANT

      If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, as the case may be, in accordance with the bylaws of Said corporation or of the articles of said partnership, and that this Lease is binding upon said corporation or partnership

36.   BROKERS

      Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

37.   Merchants' Association and marketing fund

      (a) At Landlord's option, Tenant shall throughout the term or any extension of renewal of the term of this Lease become a member of, participate fully in, and remain in good standing in the Merchants' Association formed for tenants occupying Premises in the Shopping Center, and shall abide by the bylaws, ruled and regulations of such Association. The objectives of such Association shall be to encourage its members to deal fairly and courteously with their customers, to sell their merchandise or services at fair prices, to follow ethical business practices, to assist the business of the Center by sales promotions and advertising, and in particular to help the interests of the members of said Association. So long as such a Merchants' Association is in existence. Tenant agrees to Pay, as additional rent, dues to the Merchants' Association in the amount specified in Article 1(k) hereof. The terms hereof shall be deemed to be covenants for the benefit of And enforceable by said Merchants' Association, as well as by said Landlord.

      (b) At Landlord's option, Landlord may create a Marketing Fund, and may require Tenant to participate in the Marketing Fund in lieu of Tenant's participating in the Merchants' Association. The Marketing Fund shall be operated by a professional marketing director Hired by the Landlord for the purpose of assisting the business of the Shopping Center. Should Landlord form a Marketing Fund, Tenant agrees to pay as additional rent, dues to The Marketing Fund in the amount specified in Article 1(k) hereof, in lieu of Tenant's contribution to the Merchants' Association.

38.   GENERAL PROVISIONS

            (i)     Plats and Riders
                    Clauses, plats, riders, exhibits, and addendum, if any, affixed to this Lease are a part hereof.

            (ii)    Waiver
                    The waver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such rent.

            (iii)   Joint Obligation
                    If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

            (iv)    Marginal Headings
                    The marginal headings and article titles to the articles of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

            (v)     Time
                    Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

            (vi)    Successors and Assigns
                    The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

            (vii)   Quiet Possession
                    Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to he observed and performed hereunder. Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

            (viii)  Interest
                    Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the highest rate then allowed under the usury laws of the State of California from the date due until paid.

            (ix)    Prior Agreements
                    This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

                    This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

            (x)     Inability to Perform
                    This lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

            (xi)    Partial Invalidity
                    Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

            (xii)   Cumulative Remedies
                    No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

            (xiii)  Choice of Law
                    This Lease shall be governed by the laws of the State of California.

            (xiv)   Attorneys' Fees
                    In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to reimburse Landlord for all attorneys' fees and expenses incurred even if suit is not instituted.

            (xv)    Accord and Satisfaction
                    Payment by Tenant or receipt by Landlord of a lessor amount than the rent or other charges herein stipulated shall be deemed to be on account of the earliest due stipulated rent or other charged, and no endorsement or statement on any check or any letter accompanying any check payment as rent or other charges shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy in this Lease to the Tenant.

            (xvi)   Financial Statements
                    At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principals and, if such is the normal practice of Tenant shall be audited by an independent certified public accountant.

            (xvii)  Notices
                    All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by certified mail, postage prepaid, addressed to the Tenant of the Premises, and to the address set forth in Section 1(l) hereof, or to such other place as Tenant may from time to time designate in a written notice to Tenant.

             To Landlord at:  Eureka Square Shopping Center
                              Property Management Office
                              80 Eureka Square, Suite 120
                              Pacifica, CA 94044

            (xviii) Covenants by Tenant
                    This Lease is subject to the terms, covenants and conditions herein set forth, and The Tenant covenants, as a material part of the consideration for this Lease, to Keep and perform each and all of said terms, covenants and conditions on its part to be kept and performed.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

("Landlord")

By:         /s/ Joseph A. Sorci
     ----------------------------------
            Joseph A. Sorci


By:         /s/ Eldiva Sorci
     ----------------------------------
            Eldiva Sorci


("Tenant")


By:         /s/ Michael R. Wyman
     ----------------------------------
            Michael R. Wyman

                                    ADDENDUM

                                  5-YEAR OPTION

RENT FOR THE FIRST 5-YEAR OPTION ON THE LEASE DATED 24 APRIL 1995 BETWEEN FIRST NATIONAL BANK OF DALY CITY AND EUREKA SQUARE SHOPPING CENTER LP. FOR SPACE 210 EUREKA SQUARE IS AS FOLLOWS:


         YR 1         JANUARY 1, 2000 TO DECEMBER 31, 2000         $3900
         YR 2         JANUARY 1, 2001 TO DECEMBER 31, 2001         $4000
         YR 3         JANUARY 1, 2002 TO DECEMBER 31, 2002         $4100
         YR 4         JANUARY 1, 2003 TO DECEMBER 31, 2003         $4200
         YR 5         JANUARY 1, 2004 TO DECEMBER 31, 2004         $4300

COMMON AREA MAINTENANCE WILL BE COLLECTED IN ADDITION TO THE RENT EACH MONTH. CAM COSTS ARE $240 PER MONTH FOR THE YEAR 2000. THIS WILL BE ADJUSTED AT THE BEGINNING OF EACH ONE-YEAR PERIOD.


("TENANT")                             ("LANDLORD")



/s/ M.R. WYMAN                         /s/ ANNETTE SANCHEZ
------------------------------         ------------------------------
M.R. Wyman                             Eureka Square Shopping Center  L.P.


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Title                                  Title



/s/ PAUL B. HOGAN
------------------------------         ------------------------------
Paul Hogan                             Date



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Title



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Date